Exhibit 99.13

EXECUTION VERSION

IRREVOCABLE UNDERTAKING

To:	Caterpillar Inc. (Caterpillar)
100 NE Adams Street
Peoria, IL USA 61602

10 November 2011

Dear Sirs,

Offer for ERA Mining Machinery Limited (the Company)

I, Mr. Lee Jong Dae, understand that Caterpillar intends to make an offer through its wholly owned subsidiary Caterpillar (Luxembourg) Investment Co. S.A. (the Offeror) to acquire all the issued and to be issued ordinary share capital of the Company substantially on the terms of the joint pre-conditional announcement proposed to be made by Caterpillar and the Company of a firm intention to make the Offer in the form set out in Schedule 1 to this undertaking (the Rule 3.5 Announcement). This undertaking sets out the terms and conditions on which I will accept the Offer (as defined in paragraph 6 of this undertaking) when it is made.

1.             I undertake that:

(a)                                  I shall accept the Offer in respect of the 20,000,000 ordinary shares of HK$0.01 each in the capital of the Company beneficially owned by me (the Offeree Shares)  in accordance with the procedure for acceptance set out in the formal document containing the Offer (the Offer Document) not later than five business days after Offeror sends the Offer Document to the Company’s shareholders and shall accept the Offer in respect of any other shares in the capital of the Company issued or unconditionally allotted to, or otherwise acquired by, me before the Offer closes, lapses or is withdrawn (Further Offeree Shares) in accordance with the same procedure not later than two business days after I become the registered holder of any Further Offeree Shares;

(b)                                 I shall cause the registered holder of any Offeree Shares (if applicable) to accept the Offer in respect of the Offeree Shares, in accordance with the procedure for acceptance set out in the Offer Document not later than five business days after Offeror sends the Offer Document to the Company’s shareholders;

(c)                                  I shall accept any proposal made by Offeror to holders of options over the Company’s shares in compliance with Rule 13 of the Hong Kong Code on Takeovers and Mergers (the Code) in respect of all such options held by me (if any) not later than five business days after Offeror sends such proposals to the holders of options;

(d)                                 I shall not withdraw any acceptances of the Offer and will cause the registered holder of any Offeree Shares not to do so; and

(e)                                  Offeror shall acquire the Offeree Shares and any Further Offeree Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared or paid after the date of this undertaking.

2.             If I am acquiring Loan Notes (as defined in the Rule 3.5 Announcement), I acknowledge that the Loan Notes have not been registered under the U.S. Securities Act of

1933 and further represent and warrant to Caterpillar that I am neither in the United States nor a U.S. Person (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act of 1933) and am not acquiring the Loan Notes for the account or benefit of a U.S. Person or with a view to, or for the purposes of, the offer, sale, resale, delivery, or transfer, directly or indirectly, of any Loan Notes in, into or from the United States, or to or for the account or benefit of any U.S. Person.

Documentation

3.             I consent to:

(a)                                  this undertaking being disclosed to the Securities and Futures Commission (the SFC);

(b)                                 the inclusion of references to me, the registered holder of any Offeree Shares, and particulars of this undertaking and my holdings of the Company’s securities, options, warrants and other rights I may have to subscribe for, purchase or otherwise acquire any securities of the Company being included in the Rule 3.5 Announcement and the Offer Document, and any other announcement made, or document issued, by or on behalf of Caterpillar in connection with the Offer; and

(c)                                  this undertaking being available for inspection as required by the Code or the Rules Governing the Listing of Securities on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited (the Listing Rules).

Secrecy

4.             I shall keep secret:

(a)                                  the possibility, terms and conditions of the Offer and the existence of this undertaking until the Rule 3.5 Announcement is released; and

(b)                                 other than those terms detailed in the Rule 3.5 Announcement, the terms of this undertaking until the Offer Document is published,

provided that I may disclose the same to the Company and its directors and advisers in which case I shall procure that they observe secrecy in the same terms. The obligations in this paragraph shall survive termination of this undertaking.

5.             I understand that the information given to me in relation to the Offer must be kept confidential until the Rule 3.5 Announcement is released or the information has otherwise become generally available.  I recognise and accept that information in relation to the Offer and the existence and subject matter of discussions between us are to be held in confidence, and that some or all of such information may be relevant information for the purposes of Part XIII of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and accordingly that I should not deal in the listed securities (or their derivatives) of the Company, or counsel or procure another person to deal in such listed securities (or their derivatives).

Interpretation

6.             In this undertaking the Offer means the offer to be made by or on behalf of the Offeror to acquire all the issued and to be issued ordinary share capital of the Company substantially on the terms set out in the Rule 3.5 Announcement or on such other terms as may be agreed between Caterpillar and the Company (including implementation of the Offer by way of a scheme of arrangement) or as may be required to comply with the requirements

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of the SFC or the Stock Exchange. A reference in this undertaking to the Offer also includes any new, increased, renewed or revised offer made by or on behalf of the Offeror to acquire shares in the Company, provided that the terms of such offer are no less favourable to acceptors than the terms set out in Schedule 1 to this undertaking.

Time of the essence

7.             Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

Lapse of Undertaking

8.             This undertaking and the obligations set out in this undertaking shall lapse and terminate, if not previously renewed, on the earlier to occur of:

(a)                                  the date on which the Ministry of Commerce of the People’s Republic of China (MOFCOM) formally rejects the application made in relation to the Offer for approval under the Anti-Monopoly Law of the People’s Republic of China;

(b)                                 the date on which the Offer lapses or is withdrawn;

(c)                                  the date which is 7 months after the date of the Rule 3.5 Announcement; and

(d)                                 30 November 2011 (if no Rule 3.5 Announcement is made by that date).

Specific Performance

9.             I agree that, if I fail to comply with any of the undertakings in paragraphs 1(a) to 1(d) above or breach any of my other obligations under this undertaking, damages would not be an adequate remedy and accordingly Caterpillar shall be entitled to the remedies of specific performance, injunction or other equitable relief.

Governing Law

10.           The terms of this undertaking shall be governed by and construed in accordance with the laws of Hong Kong and I submit to the exclusive jurisdiction of the Hong Kong courts for all purposes in connection with this undertaking and waive any objections to the jurisdiction of the Hong Kong courts and irrevocably agree that a judgment or order of the Hong Kong courts in connection with this undertaking is conclusive and binding on me and may be enforced against me in the courts of any other jurisdiction.

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IN WITNESS WHEREOF this irrevocable undertaking has been duly executed as a Deed by Mr. Lee Jong Dae on the date first above written.

Yours faithfully

SIGNED, SEALED and DELIVERED	)
by Mr. Lee Jong Dae	)
in the presence of:	)

Name, address and signature of witness –

Signature:

Name:

Address:

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Acknowledged and agreed
for and on behalf of
Caterpillar Inc.

/s/ Steven H. Wunning
Name:	Steven H. Wunning
Title:	Group President

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SCHEDULE 1

RULE 3.5 ANNOUNCEMENT

6

EXECUTION VERSION

IRREVOCABLE UNDERTAKING

To:	Caterpillar Inc. (Caterpillar)
100 NE Adams Street
Peoria, IL USA 61602

10 November 2011

Dear Sirs,

Offer for ERA Mining Machinery Limited (the Company)

I, Mr. Christopher John Parker, understand that Caterpillar intends to make an offer through its wholly owned subsidiary Caterpillar (Luxembourg) Investment Co. S.A. (the Offeror) to acquire all the issued and to be issued ordinary share capital of the Company substantially on the terms of the joint pre-conditional announcement proposed to be made by Caterpillar and the Company of a firm intention to make the Offer in the form set out in Schedule 1 to this undertaking (the Rule 3.5 Announcement). This undertaking sets out the terms and conditions on which I will accept the Offer (as defined in paragraph 6 of this undertaking) when it is made.

1.             I undertake that:

(a)                                  I shall accept the Offer in respect of the 55,128,000 ordinary shares of HK$0.01 each in the capital of the Company beneficially owned by me (the Offeree Shares)  in accordance with the procedure for acceptance set out in the formal document containing the Offer (the Offer Document) not later than five business days after Offeror sends the Offer Document to the Company’s shareholders and shall accept the Offer in respect of any other shares in the capital of the Company issued or unconditionally allotted to, or otherwise acquired by, me before the Offer closes, lapses or is withdrawn (Further Offeree Shares) in accordance with the same procedure not later than two business days after I become the registered holder of any Further Offeree Shares;

(b)                                 I shall cause the registered holder of any Offeree Shares (if applicable) to accept the Offer in respect of the Offeree Shares, in accordance with the procedure for acceptance set out in the Offer Document not later than five business days after Offeror sends the Offer Document to the Company’s shareholders;

(c)                                  I shall accept any proposal made by Offeror to holders of options over the Company’s shares in compliance with Rule 13 of the Hong Kong Code on Takeovers and Mergers (the Code) in respect of all such options held by me (if any) not later than five business days after Offeror sends such proposals to the holders of options;

(d)                                 I shall not withdraw any acceptances of the Offer and will cause the registered holder of any Offeree Shares not to do so; and

(e)                                  Offeror shall acquire the Offeree Shares and any Further Offeree Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared or paid after the date of this undertaking.

2.             If I am acquiring Loan Notes (as defined in the Rule 3.5 Announcement), I acknowledge that the Loan Notes have not been registered under the U.S. Securities Act of

1933 and further represent and warrant to Caterpillar that I am neither in the United States nor a U.S. Person (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act of 1933) and am not acquiring the Loan Notes for the account or benefit of a U.S. Person or with a view to, or for the purposes of, the offer, sale, resale, delivery, or transfer, directly or indirectly, of any Loan Notes in, into or from the United States, or to or for the account or benefit of any U.S. Person.

Documentation

3.             I consent to:

(a)                                  this undertaking being disclosed to the Securities and Futures Commission (the SFC);

(b)                                 the inclusion of references to me, the registered holder of any Offeree Shares, and particulars of this undertaking and my holdings of the Company’s securities, options, warrants and other rights I may have to subscribe for, purchase or otherwise acquire any securities of the Company being included in the Rule 3.5 Announcement and the Offer Document, and any other announcement made, or document issued, by or on behalf of Caterpillar in connection with the Offer; and

(c)                                  this undertaking being available for inspection as required by the Code or the Rules Governing the Listing of Securities on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited (the Listing Rules).

Secrecy

4.             I shall keep secret:

(a)                                  the possibility, terms and conditions of the Offer and the existence of this undertaking until the Rule 3.5 Announcement is released; and

(b)                                 other than those terms detailed in the Rule 3.5 Announcement, the terms of this undertaking until the Offer Document is published,

provided that I may disclose the same to the Company and its directors and advisers in which case I shall procure that they observe secrecy in the same terms. The obligations in this paragraph shall survive termination of this undertaking.

5.             I understand that the information given to me in relation to the Offer must be kept confidential until the Rule 3.5 Announcement is released or the information has otherwise become generally available.  I recognise and accept that information in relation to the Offer and the existence and subject matter of discussions between us are to be held in confidence, and that some or all of such information may be relevant information for the purposes of Part XIII of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and accordingly that I should not deal in the listed securities (or their derivatives) of the Company, or counsel or procure another person to deal in such listed securities (or their derivatives).

Interpretation

6.             In this undertaking the Offer means the offer to be made by or on behalf of the Offeror to acquire all the issued and to be issued ordinary share capital of the Company substantially on the terms set out in the Rule 3.5 Announcement or on such other terms as may be agreed between Caterpillar and the Company (including implementation of the Offer by way of a scheme of arrangement) or as may be required to comply with the requirements

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of the SFC or the Stock Exchange. A reference in this undertaking to the Offer also includes any new, increased, renewed or revised offer made by or on behalf of the Offeror to acquire shares in the Company, provided that the terms of such offer are no less favourable to acceptors than the terms set out in Schedule 1 to this undertaking.

Time of the essence

7.             Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

Lapse of Undertaking

8.             This undertaking and the obligations set out in this undertaking shall lapse and terminate, if not previously renewed, on the earlier to occur of:

(a)                                  the date on which the Ministry of Commerce of the People’s Republic of China (MOFCOM) formally rejects the application made in relation to the Offer for approval under the Anti-Monopoly Law of the People’s Republic of China;

(b)                                 the date on which the Offer lapses or is withdrawn;

(c)                                  the date which is 7 months after the date of the Rule 3.5 Announcement; and

(d)                                 30 November 2011 (if no Rule 3.5 Announcement is made by that date).

Specific Performance

9.             I agree that, if I fail to comply with any of the undertakings in paragraphs 1(a) to 1(d) above or breach any of my other obligations under this undertaking, damages would not be an adequate remedy and accordingly Caterpillar shall be entitled to the remedies of specific performance, injunction or other equitable relief.

Governing Law

10.           The terms of this undertaking shall be governed by and construed in accordance with the laws of Hong Kong and I submit to the exclusive jurisdiction of the Hong Kong courts for all purposes in connection with this undertaking and waive any objections to the jurisdiction of the Hong Kong courts and irrevocably agree that a judgment or order of the Hong Kong courts in connection with this undertaking is conclusive and binding on me and may be enforced against me in the courts of any other jurisdiction.

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IN WITNESS WHEREOF this irrevocable undertaking has been duly executed as a Deed by Mr. Christopher John Parker on the date first above written.

Yours faithfully

SIGNED, SEALED and DELIVERED	)
by Mr. Christopher John Parker	)
in the presence of:	)

Name, address and signature of witness –

Signature:	/s/ Carol Garcia

Name:	Carol Garcia

Address:	57/1 Laguna homes, Phuket, Thailand.

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Acknowledged and agreed
for and on behalf of
Caterpillar Inc.

/s/ Steven H. Wunning
Name:	Steven H. Wunning
Title:	Group President

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SCHEDULE 1

RULE 3.5 ANNOUNCEMENT

6

EXECUTION VERSION

IRREVOCABLE UNDERTAKING

To:          Caterpillar Inc. (Caterpillar)
100 NE Adams Street
Peoria, IL USA 61602

10 November 2011

Dear Sirs,

Offer for ERA Mining Machinery Limited (the Company)

We, Mr. Emory Williams, Mr. James Edward Thompson III and Mining Machinery Limited, understand that Caterpillar intends to make an offer through its wholly owned subsidiary Caterpillar (Luxembourg) Investment Co. S.A. (the Offeror) to acquire all the issued and to be issued ordinary share capital of the Company substantially on the terms of the joint pre-conditional announcement proposed to be made by Caterpillar and the Company of a firm intention to make the Offer in the form set out in Schedule 1 to this undertaking (the Rule 3.5 Announcement).  This undertaking sets out the terms and conditions on which we will accept the Offer (as defined in paragraph 15 of this undertaking) when it is made.

Shareholdings

1.             We (to the extent applicable to each of us) represent and warrant to Caterpillar that:

(a)           Mr. Emory Williams is the registered holder and beneficial owner of 3,200,000 ordinary shares of HK$0.01 each in the capital of the Company (the Offeree Shares) and that he holds these free from any lien, charge, option, claim, equity, right of pre-emption and any other third party right or encumbrance of any nature whatsoever;

(b)           Mr. Emory Williams is the ultimate beneficial owner of 31,488,000 ordinary shares of HK$0.01 each in the capital of the Company (the Beneficial Shares) and that Mr. Emory Williams holds the beneficial interest in such Beneficial Shares free from any lien, charge, option, claim, equity, right of pre-emption and any other third party right or encumbrance of any nature whatsoever;

(c)           Mr. Emory Williams and Mr. James Edward Thompson III beneficially own 32.66% and 67.34% of the equity interests in the capital of Mining Machinery Limited (the MML Shares), respectively, and they hold the MML Shares free from any lien, charge, option, claim, equity, right of pre-emption and any other third party right or encumbrance of any nature whatsoever.  Mining Machinery Limited (MML) is the beneficial owner of 2,617,507,028 ordinary shares of HK$0.01 each in the capital of the Company (the MML Beneficial Shares) and save for 1,538,464,000 ordinary shares of HK$0.01 each in the capital of the Company which MML has charged in favour of Yield Shine Limited pursuant to a deed of share charge dated 1 April 2011,  MML holds the MML Beneficial Shares free from any lien, charge, option, claim, equity, right of pre-emption and any other third party right or encumbrance of any nature whatsoever;

(d)           other than as set out in this paragraph 1, (i) we do not have any interest in any securities of the Company or any rights to subscribe for, purchase or otherwise acquire any such securities, and (ii) we do not have any interest in any securities of MML or any rights to subscribe for, purchase or otherwise acquire any securities of MML;

(e)           we have full power and authority to enter into this undertaking, to perform the obligations under it and to accept the Offer in respect of the Offeree Shares, any Further Offeree Shares (as defined below), and to procure acceptance of the Offer in respect of the Beneficial Shares and the MML Beneficial Shares (Our Obligations).

2.             If we are acquiring Loan Notes (as defined in the Rule 3.5 Announcement), we acknowledge that the Loan Notes have not been registered under the U.S. Securities Act of 1933 and further represent and warrant that we are neither in the United States nor a U.S. Person (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act of 1933) and are not acquiring the Loan Notes for the account or benefit of a U.S. Person or with a view to, or for the purposes of, the offer, sale, resale, delivery, or transfer, directly or indirectly, of any Loan Notes in, into or from the United States, or to or for the account or benefit of any U.S. Person.

Dealings and Undertakings

3.             We irrevocably undertake to Caterpillar that before the Offer closes, lapses or is withdrawn or until this undertaking terminates in accordance with its terms (whichever is the earliest), we shall not:

(a)           sell, transfer, charge, encumber, grant any option over or otherwise dispose of any direct or indirect interest in (i) any Offeree Shares or any other shares in the Company issued or unconditionally allotted to, or otherwise acquired by, us or MML before then (Further Offeree Shares), or (ii) any MML Shares, in each case, other than pursuant to our acceptance of the Offer;

(b)           accept any other offer in respect of the Offeree Shares or Further Offeree Shares;

(c)           vote in favour of any resolution to approve any transaction which is proposed in competition with the Offer;

(d)           (other than pursuant to the Offer) enter into any agreement or arrangement, incur any obligation or give any indication of intent:

(i)            to do any of the acts referred to in paragraphs 3(a) to 3(c);

(ii)           in relation to, or operating by reference to, the Offeree Shares or any Further Offeree Shares; or

(iii)          which, in relation to the Offeree Shares or any Further Offeree Shares, would or might restrict or impede us accepting the Offer,

and for the avoidance of doubt, references in this paragraph 3(d) to any agreement, arrangement, obligation or indication of intent includes any agreement, arrangement, obligation or indication of intent whether or not legally binding or subject to any condition or which is to take effect if the Offer closes or lapses or if this undertaking ceases to be binding or following any other event.

4.             We further undertake not to, until the earlier of:

(a)           this undertaking lapsing in accordance with paragraph 26 below; or

(b)           the Offer becoming unconditional as to acceptances,

directly or indirectly acquire any interests or otherwise deal or undertake any dealing in any Offeree Shares, Further Offeree Shares or other securities of the Company or securities of Caterpillar or its subsidiaries, or any interest therein (including any derivatives referenced to such securities) unless the Securities and Futures Commission (the SFC) determines, and confirms to you in writing, that, in respect of  such acquisition or dealing, we are not acting in concert with you pursuant to the Hong Kong Code on Takeovers and Mergers (the Code) .

5.             We undertake to cause the registered holder of any Beneficial Shares to comply with the undertakings in paragraphs 3 and 4 above in respect of the Beneficial Shares and to cause MML to comply with the undertakings in paragraphs 3 and 4 above in respect of the MML Beneficial Shares.

6.             We irrevocably undertake that we will not, directly or indirectly, solicit or encourage any person other than the Offeror to make any offer for any securities of the Company or take any action which may be prejudicial to the successful outcome of the Offer or which would or might have the effect of preventing any of the conditions of the Offer from being fulfilled.  We shall immediately inform Caterpillar of any approach by a third party which may lead to an offer for any securities of the Company or which may result in any other transaction other than in the ordinary course of business of the Company.

Undertaking to Accept the Offer

7.             We undertake that:

(a)           we shall accept the Offer in respect of the Offeree Shares in accordance with the procedure for acceptance set out in the formal document containing the Offer (the Offer Document) not later than five business days after the Offeror sends the Offer Document to the Company’s shareholders and shall accept the Offer in respect of any Further Offeree Shares in accordance with the same procedure not later than five business days after any of us become the registered holder of any Further Offeree Shares;

(b)           we shall cause the registered holder of any Beneficial Shares and MML to accept the Offer in respect of the Beneficial Shares and the MML Beneficial Shares, respectively, in accordance with the procedure for acceptance set out in the Offer Document not later than five business days after the Offeror sends the Offer Document to the Company’s shareholders;

(c)           we shall accept any proposal made by the Offeror to holders of options over the Company’s shares in compliance with Rule 13 of the Code in respect of all such options held by us (if any) not later than five business days after the Offeror sends such proposals to the holders of options;

(d)           we shall not withdraw any acceptances of the Offer and will cause the registered holder of any Beneficial Shares and MML not to do so; and

(e)           the Offeror shall acquire the Offeree Shares, the Beneficial Shares, the MML Beneficial Shares and any Further Offeree Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared or paid after the date of this undertaking.

8.             We further undertake to ensure and procure that in respect of all the MML Beneficial Shares and any Further Offeree Shares beneficially owned by MML (the Total Shares) that are tendered to the Offer pursuant to paragraph 7, a minimum of 30% of the Total Shares shall be tendered to the Loan Note Offer (as defined in the Rule 3.5 Announcement).

Caterpillar’s Undertaking

9.             Caterpillar undertakes and agrees:

(a)           to comply with and abide by, and to procure that the Offeror complies with and abides by, all of the terms and conditions set forth in this undertaking and the Rule 3.5 Announcement as are applicable to Caterpillar and the Offeror;

(b)           to procure that the Offeror provides a working capital loan of HK$385,000,000 to the Company (the Loan) within five business days after the date of the Rule 3.5 Announcement subject to the terms of agreed documentation between the Company and the Offeror;

(c)           to use all reasonable endeavours to release the Rule 3.5 Announcement by 30 November 2011; and

(d)           to diligently progress the application to MOFCOM (as defined below) in relation to the Offer.

Voting Rights

10.           From the time the Offeror announces the Offer to the time the Offer becomes wholly unconditional, lapses or is withdrawn, we undertake:

(a)           to exercise and procure the exercise of all voting rights attached to the Offeree Shares, the Beneficial Shares, the MML Beneficial Shares and any Further Offeree Shares in such manner as to:

(i)            enable the Offer to be approved by the Company (if required); and

(ii)           oppose the taking by the Company of any action which might result in any condition of the Offer not being satisfied or which might impede or frustrate the Offer; and

(b)           not to take any action which might prejudice the successful outcome of the Offer in any way.

Documentation

11.           We consent to:

(a)           this undertaking being disclosed to the SFC;

(b)           the inclusion of references to us, the registered holder of any Beneficial Shares and MML, and particulars of this undertaking and our holdings of the MML Shares and the Company’s securities, options, warrants and other rights we may have to subscribe for, purchase or otherwise acquire any securities of the Company being included in the Rule 3.5 Announcement and the Offer Document, and any other announcement made, or document issued, by or on behalf of Caterpillar in connection with the Offer; and

(c)           this undertaking being available for inspection as required by the Code or the Rules Governing the Listing of Securities on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited (the Listing Rules).

12.           We shall promptly give Caterpillar all information and any assistance as Caterpillar may reasonably require for the preparation of the Rule 3.5 Announcement, the Offer Document and any other announcement to be made, or document to be issued, by or on behalf of Caterpillar or the Offeror in connection with the Offer in order to comply with the requirements of the Code, the Listing Rules, the SFC, The Stock Exchange of Hong Kong Limited (the Stock Exchange) or any other legal or regulatory requirement or body. We shall also promptly give Caterpillar all information and any assistance as Caterpillar or the Offeror may reasonably require for the preparation of any notifications, filings, presentations and memoranda or communication, orally or in writing, relating to any regulatory and/or antitrust approval required for the Offer, to any national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or any private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.  We shall immediately notify Caterpillar in writing of any change in the accuracy or impact of any information previously given to Caterpillar or the Offeror.

Secrecy

13.           We shall keep secret:

(a)           the possibility, terms and conditions of the Offer and the existence of this undertaking until the Rule 3.5 Announcement is released; and

(b)           other than those terms detailed in the Rule 3.5 Announcement, the terms of this undertaking until the Offer Document is published,

provided that we may disclose the same to the Company and its directors and advisers in which case we shall procure that they observe secrecy in the same terms.  The obligations in this paragraph shall survive termination of this undertaking.

14.           We understand that the information given to us in relation to the Offer must be kept confidential until the Rule 3.5 Announcement is released or the information has otherwise become generally available.  We recognise and accept that information in relation to the Offer and the existence and subject matter of discussions between us are to be held in confidence, and that some or all of such information may be relevant information for the purposes of Part XIII of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and accordingly that we should not deal in the listed securities (or their derivatives) of the Company, or counsel or procure another person to deal in such listed securities (or their derivatives).

Interpretation

15.           In this undertaking the Offer means the offer to be made by or on behalf of the Offeror to acquire all the issued and to be issued ordinary share capital of the Company substantially on the terms set out in the Rule 3.5 Announcement or on such other terms as may be agreed between Caterpillar and the Company (including implementation of the Offer by way of a scheme of arrangement) or as may be required to comply with the requirements of the SFC or the Stock Exchange.  A reference in this undertaking to the Offer also includes any new, increased, renewed or revised offer made by or on behalf of the Offeror to acquire shares in the Company, provided that the terms of such offer are no less favourable to acceptors than the terms set out in Schedule 1 to this undertaking.

Further Representations, Warranties and Undertakings

16.           We further represent, warrant and undertake to Caterpillar that the statements set out in Schedule 2 to this undertaking (the Warranties) are, as of the date of this undertaking, and will be, immediately before the date of actual transfer of the Offeree Shares, the Beneficial Shares and the MML Beneficial Shares pursuant to the Offer (the Closing), true, accurate and complete in all material respects and not misleading in any material respect, provided that:

(a)           each Warranty shall be separate and independent and (except as expressly otherwise provided) no Warranty shall by limited by reference to any other Warranty;

(b)           any Warranty qualified by the expression to the best of our knowledge or so far as we are aware or any similar expression shall be deemed to include an additional statement that such Warranty has been made after due and careful enquiry;

(c)           we shall not be liable for any claim for breach of the Warranties if and to the extent that the fact, matter, event or circumstance giving rise to such claim is fairly disclosed by:

(i)            this undertaking;

(ii)           any document disclosed in the virtual data room at http://123.15.36.12/available from 5 August 2011 to 8 November 2011 (the Data Room), the contents of which are contained in the CD-ROM attached hereto;

(iii)          all information which is evident from the information contained on the files at the registrar of companies, land registries, the courts, other competent authorities and other public records, whether in Hong Kong, the PRC or the Cayman Islands, which the public may inspect, as at two business days prior to the date of this undertaking;

(iv)          all information published by the Company on the website of the Stock Exchange in respect of the period from 9 October 2009 to the date which is two business days prior to the date of this undertaking, which the public may inspect, as at two business days prior to the date of this undertaking;

(v)           all information published by the Company on its website in respect of the period from 9 October 2009 to the date which is two business days prior to the date of this undertaking, which the public may inspect, as at two business days prior to the date of this undertaking;

(vi)          all information disclosed in writing by DLA Piper in their email to Freshfields on 9 November 2011;

(d)           for the avoidance of doubt no Warranties and no indemnities set forth in paragraphs 20 — 23 below (Indemnities) are given in respect of any matter occurring after Closing notwithstanding the continued participation in the management of the Company and its subsidiaries (the Group) by any of us after Closing; and

(e)           save for any representations, warranties and assurances given in any of the other transaction documents entered into or executed in connection with the Offer

(including the agreement of the Loan, a share charge from MML and personal guarantees from Emory Williams and Li Rubo in respect of the Loan, a loan note instrument in respect of the Loan Notes (as defined in the Rule 3.5 Announcement)), the Warranties are the only warranties or other assurances of any kind given by or on behalf of us and on which Caterpillar and the Offeror may rely on in making the Offer and no other statement, promise, forecast made by or on behalf of us may form the basis of any Caterpillar Claim (as defined below).

17.           We undertake to notify Caterpillar in writing promptly if we become aware of any circumstance arising after the date of this undertaking which would cause any Warranty to become untrue or inaccurate or misleading in any material respect.

18.           We undertake and covenant with Caterpillar that up to and including 31 December 2016, except with Caterpillar’s prior written consent, we shall not, whether directly or indirectly, on our own behalf or on behalf of or in conjunction with any other person, firm, company or other entity (and we shall procure that our associates (as defined in the Listing Rules) do not), engage in, set up, carry on, or be employed or interested in, any Restricted Business in the PRC.  For the avoidance of doubt, nothing in this paragraph shall preclude any of us or our associates from having any interest in not more than 5% of the equity interest in any company engaging in any Restricted Business.  Restricted Business means any business or activity which  principally comprises the design, manufacture and/or sales of any of roof supports, road headers, shearers and armour-faced conveyors used in connection with underground coal mining, or any other business or activity which  competes with the type of business or activity currently carried out by the Company or any of its subsidiaries.

19.           We further undertake:

(a)           to comply with and abide by all of the terms and conditions set forth in this undertaking and the Rule 3.5 Announcement as are applicable to us; and

(b)           to assist Caterpillar and the Offeror to diligently progress the application to MOFCOM (as defined below).

Indemnities

20.           We agree that we will jointly and severally indemnify and keep indemnified Caterpillar against any and all losses, expenses, liabilities or other damages, to the extent of the actual amount of such losses, expenses, liabilities or other damages (including reasonable legal or other costs associated with the enforcement or realisation of the indemnities contained in this undertaking)  (Damages), which are or become payable to or incurred by Caterpillar or any member of the Group, as a result of any non-compliance with applicable laws in relation to:

(a)           social insurance and housing fund registration and contributions;

(b)           employees statutory overtime pay;

(c)           provision of annual leave to employees; or

(d)           obtaining required environmental permits to operate the Group’s business.

21.           Without prejudice to any other provisions of this undertaking and subject as hereinafter provided, we agree that we will jointly and severally indemnify and keep indemnified Caterpillar against any loss or liability suffered by Caterpillar or any member of the Group including, but not limited to, any diminution in the value of the assets or shares in any of Caterpillar or any member of the Group, any payment made or required to be made by Caterpillar or any member of the Group and any costs and expenses incurred as a result of or in connection with any Claim falling on Caterpillar or any member of the Group resulting from or by reference to any income, profits or gains of the Group earned, accrued or received (deemed to be so earned, accrued or received) on or before the Closing or any event on or before the Closing whether alone or in conjunction with other circumstances and whether or not such taxation is chargeable against or attributable to any other person, firm or company.  Claim includes (without limitation) any claim, counterclaim, assessment, notice, demand or other documents issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country from which it appears that Caterpillar or any member of the Group (i) is liable or is sought to be made liable to make any payment of any form of taxation or is deprived or is sought to be deprived of any Relief which would, but for the claim, have been available to Caterpillar or any member of the Group; or (ii) is liable or is sought to be made liable to make any payment of any form of Damages.  Relief means any relief, allowance, set-off or deduction in computing profits or credits or right to repayment of taxation available to Caterpillar or any member of the Group granted by or pursuant to any legislation in any part of the word concerning or otherwise relating to taxation.

22.           In the event of loss, reduction, modification, cancellation or deprivation of any Relief or of a right to repayment of any form of taxation, there shall be treated as an amount of taxation for which liability has arisen the amount of such Relief or repayment or (if smaller) the amount by which the liability to any such taxation of Caterpillar or any member of the Group would have been reduced by the Relief if there had been no loss, reduction, modification, cancellation or deprivation as aforesaid (but only to the extent that the Relief would otherwise have been capable of full utilisation by any of Caterpillar or any member of the Group), applying the relevant rates of taxation in force in the period or periods in respect of which such Relief would have applied or (where the rate has at the relevant time not been fixed) the last known rate and assuming that Relief was capable of full utilisation by Caterpillar or any member of the Group.

23.           We further agree that we will jointly and severally indemnify Caterpillar against any and all Damages suffered or incurred by Caterpillar or any member of the Group arising directly or indirectly from the material breach of any Warranty or any other terms of this undertaking such loss, damage, cost and expense, including (without limitation):

(a)           any cost of correcting or restoring the subject matter to the warranted or covenanted state or condition;

(b)           as an alternative to (a) above, any difference in value, between, on the one hand, the actual value of the subject matter of any Warranty or term on Closing and on the other hand, the value it would have had if the relevant Warranty were true and accurate or the relevant term had otherwise been complied with; and

(c)           all reasonable solicitors’, accountants’ and other advisers’ costs, including legal costs associated with the enforcement or realisation of this indemnity.

Time of the essence

24.           Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

Limitation on our Liability under this Undertaking

25.           Notwithstanding any other provision of this undertaking, the provisions of this paragraph 25 shall operate to limit our liability in respect of any claim under this undertaking or any other document referred to in this undertaking (including any claim for breach of Warranties and enforcement of Indemnities) (a “Caterpillar Claim”):

(a)           subject to paragraph (c) and without prejudice to paragraph (b) below, we shall not be liable for any single Caterpillar Claim not exceeding HK$5,000,000 (provided that for the purposes of determining the amount of a Caterpillar Claim, the aggregate amount of all Caterpillar Claims in respect of the same subject matter shall be treated as one single Caterpillar Claim);

(b)           subject to paragraph (c), we shall only be liable in respect of Caterpillar Claims (which shall include any Caterpillar Claim which could not otherwise be made under paragraph (a)) in respect of breach of Our Obligations, if the aggregate amount of all such Caterpillar Claims exceeds HK$20,000,000, in which event we shall be liable for the full amount of the Caterpillar Claims;

(c)           with respect to any Claim for breach of Warranties and enforcement of Indemnities our liability for Damages which are or become payable to Caterpillar or any member of the Group shall be limited to 50% of such Damages;

(d)           our maximum aggregate liability of all of Caterpillar Claims in the aggregate shall not in any circumstance exceed 50% of the aggregate amount of the consideration for the MML Beneficial Shares and any Further Offeree Shares payable by the Offeror to MML under the Offer;

(e)           no Caterpillar Claim shall be made against us for a breach of Our Obligations under this undertaking (including the breach of Warranties or enforcement of Indemnities), unless Caterpillar shall have served on all of us a written notice of such Caterpillar Claim on or before the date ending 12 months after Closing. Such notice shall state the nature of such claim, the facts upon which it is based and the amount involved, to the extent that such facts and amount have been determined at the time when such notice is given;

(f)            we shall not be liable for any Caterpillar Claim to the extent that liability for such Caterpillar Claim is the result of, or is attributable to, any act or omission of Caterpillar or of any of us carried out  at the request or direction or with the written consent of Caterpillar or in the course of management of the business of the Group after Closing;  and

(g)           without prejudice to the validity of the Caterpillar Claim in question, Caterpillar  shall allow, and shall cause the Company to allow, us and our professional advisors to investigate the matter or circumstance which allegedly gives rise to such Caterpillar Claim, and whether and to what extent any amount is payable in respect of such Caterpillar Claim.  For such purpose, Caterpillar shall give and shall cause the Company to give such information and assistance, including access to the Company’s premises and personnel and including the right to examine and copy or photograph any assets, accounts, documents and records, as we or any of our professional advisers may reasonably request, to enable us or our professional advisers to examine the grounds for and merits of the Caterpillar Claim.

Lapse of Undertaking

26.           Save for the representations, warranties, undertakings and indemnities given by us in paragraphs 16 to 23, the obligations set out in this undertaking shall lapse and terminate, if not previously renewed by agreement between Caterpillar and us, on the earliest to occur of:

(a)           the date on which the Ministry of Commerce of the People’s Republic of China (MOFCOM) formally rejects the application made in relation to the Offer for approval under the Anti-Monopoly Law of the People’s Republic of China;

(b)           the date on which the Offer lapses or is withdrawn;

(c)           the date which is 7 months after the date of the Rule 3.5 Announcement; and

(d)           30 November 2011 (if no Rule 3.5 Announcement is made by that date).

27.           Save for representations, warranties, undertakings and indemnities given by us in paragraph 16 read in connection with Schedule 2 paragraph 3 (Warranties in relation to taxes) and paragraphs 21 and 22, which shall continue to be in full force and effect until the earliest to occur of (a), (b) and (c) below and 6 years after the date of the Closing, the representations, warranties, undertakings and indemnities given by us in paragraphs 16 to 20 and 23 shall continue to be in full force and effect until the earliest to occur of:

(a)           the date on which MOFCOM formally rejects the application made in relation to the Offer for approval under the Anti-Monopoly Law of the People’s Republic of China;

(b)           the date on which the Offer lapses or is withdrawn;

(c)           30 November 2011 (only if no Rule 3.5 Announcement is made by that date); and

(d)           the date which is 12 months after the date of the Closing.

Specific Performance

28.           We agree that, if we fail to comply with any of the undertakings in paragraphs 7(a) to 7(d) above or breach any of our other obligations under this undertaking, damages would not be an adequate remedy and accordingly Caterpillar shall be entitled to the remedies of specific performance, injunction or other equitable relief.

Governing Law

29.           The terms of this undertaking shall be governed by and construed in accordance with the laws of Hong Kong and we submit to the exclusive jurisdiction of the Hong Kong courts for all purposes in connection with this undertaking and waive any objections to the jurisdiction of the Hong Kong courts and irrevocably agree that a judgment or order of the Hong Kong courts in connection with this undertaking is conclusive and binding on us and may be enforced against us in the courts of any other jurisdiction.

IN WITNESS WHEREOF this irrevocable undertaking has been duly executed as a Deed on the date first above written.

Yours faithfully

SIGNED, SEALED and DELIVERED	)
by Emory Williams	)
in the presence of:	)

Name, address and signature of witness –

Signature:

Name:

Address:

SIGNED, SEALED and DELIVERED	)
by James Edward Thompson III	)
in the presence of:	)

Name, address and signature of witness –

Signature:

Name:

Address:

SEALED with the COMMON SEAL of	)
Mining Machinery Limited	)
in the presence of:	)

Acknowledged and agreed
for and on behalf of
Caterpillar Inc.

/s/ Steven H. Wunning
Name:	Steven H. Wunning
Title:	Group President

SCHEDULE 1

RULE 3.5 ANNOUNCEMENT

SCHEDULE 2

FURTHER REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

For the purposes of this Schedule, the Group means the Company and its subsidiaries, and Group Company means any of them.

1.             The Group

1.1           Each member of the Group is a company duly incorporated and organised and validly existing under the laws of its jurisdiction of incorporation or organisation, is not in liquidation or receivership and has full power and authority to conduct its business.

2.             Financial Matters

2.1           The audited consolidated financial statements (and the notes thereto) of the Company, comprising the consolidated statement of comprehensive income, the consolidated statement of financial position, the consolidated statement of changes in equity and the consolidated statement of cash flows, the directors’ report and the independent auditors’ report, as at and for the year ended 31 December 2010 and contained in the 2010 annual report of the Company (the Accounts) give a true and fair view of the consolidated financial position of the Group as at 31 December 2010 and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Group for the year ended 31 December 2010 and have been prepared in conformity with applicable laws, Hong Kong Financial Reporting Standards issued by the Hong Kong Institute of Certified Public Accountants (HKFRS) and the accounting policies of the Company applied on a consistent basis throughout the year ended 31 December 2010.

2.2           To the best of our knowledge, the Accounts either make proper and adequate provision for or disclose in accordance with HKFRS all material liabilities (whether actual or contingent) and all material outstanding capital commitments of the Group as at 31 December 2010.

2.3           To the best of our knowledge, the unaudited consolidated financial statements (and the notes thereto) of the Company, comprising the condensed consolidated statement of comprehensive income, the condensed consolidated statement of financial position, the condensed statement of changes in equity and the condensed consolidated statement of cash flows, as at and for the six months ended 30 June 2011 and contained in the 2011 interim report of the Company (the Interim Accounts) have been prepared using accounting policies consistent with those adopted in the preparation of the Accounts. On the basis of the accounting bases, practices and policies used in their preparation, to the best of our knowledge, the Interim Accounts are not misleading in any material respect.

2.4           To the best of our knowledge, since 31 December 2010:

(a)                                 there has been no event, circumstance, effect or occurrence which is materially adverse to the business, operations, assets, liabilities, financial condition, results or trading position of the Group taken as a whole (Material Adverse Change);

(b)                                 each Group Company has carried on its business in the ordinary and usual course;

(c)                                  no Group Company has allotted or issued or agreed to allot or issue any share or loan capital convertible into any equity of the Group or other security or granted any option over or right to subscribe for any share or loan capital convertible into any equity of the Group convertible into any equity of the Group or other security (save for any allotment or issue disclosed in an announcement published on the website of the Stock Exchange); and

(d)                                 no Group Company has declared, made or paid any dividend or other distribution (whether in cash, stock or in kind) or reduced, purchased or redeemed any part of its issued share capital.

2.5           There are no actual or contingent liabilities or any borrowing or indebtedness in the nature of borrowing (including any bond, note, commercial paper, letter of credit, finance lease, hire purchase agreement or other transaction having the commercial effect of a borrowing) of any Group Company except for (a) liabilities, borrowing or indebtedness disclosed or provided for in the Accounts or (b) liabilities incurred in the ordinary and usual course of business since 31 December 2010 which, taken together, do not result in a Material Adverse Change.

3.             Tax

3.1           To the best of our knowledge, all returns, reports or filings required to be filed by or in respect of the Group and material jointly controlled entities of the Company for tax purposes have been duly and timely filed in accordance with all applicable laws in all applicable jurisdictions, including all applicable People’s Republic of China state and local tax laws and regulations.

3.2           To the best of our knowledge, each Group Company has paid all taxes for which it has become liable to pay and no Group Company is liable to pay any interest or other penalty on any unpaid tax.  No Group Company is involved in any material dispute that is currently unresolved or outstanding in relation to tax with any governmental authority.

4.             Regulatory Matters

4.1           To the best of our knowledge, each Group Company has obtained all necessary and material approvals (including but not limited to construction project approvals, Safety Certificates of Approvals for Mining Products for each of the Group’s products, registration certificates for the Group’s use of hazardous chemicals, registration certificates for the Group’s use of special equipment, Industrial Product Manufacturing Certificates for each of the Group’s products requiring such certification)  required for carrying on its business in the places and in the manner in which it is carried on as at the date of this undertaking.  All such approvals, licences and permits are in full force and effect.  To the best of our knowledge, there are no circumstances which indicate that any such approval, licence or permit will or is likely to be revoked or not renewed, in whole or in part, in the ordinary course of events.

4.2           To the best of our knowledge, each Group Company has conducted its business and corporate affairs in accordance with its constitutional documents and business licences and in all material respects in accordance with all applicable laws.

4.3           To the best of our knowledge, (a) the Company is not in breach of any rules, regulations or requirements of the Stock Exchange, (b) the information released publicly in Hong Kong or elsewhere by the Group since 9 October 2009  is accurate and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (c) the Company has filed all documents required to be filed with the Stock Exchange since 9 October 2009  and all such documents as of their dates conformed in all material respects to the requirements of the Listing Rules.

4.4           To the best of our knowledge, the Group is in compliance with all applicable laws (including any rules and regulations administered by the Office of Foreign Assets Control of the US Department of the Treasury and all applicable environmental and health and safety laws and regulations) to which it is subject and the applicable requirements of the Listing Rules except any non-compliance which would not cause a Material Adverse Change.

4.5           To the best of our knowledge, neither the Group, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with any member of the Group (Affiliate), nor, to the best of our knowledge, their respective officers, employees, directors, representatives or agents has, directly or indirectly, made or authorized (A) any contribution, payment or gift of funds or property to any official, employee or agent of any authority, or any candidate for public office, in Hong Kong, the Cayman Islands, the PRC or any other jurisdiction, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under any applicable law, rule, or regulation, or (B) any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business activities of the relevant member of the Group, and without prejudice to the foregoing, neither any member of the Group nor any director, officer, agent, employee or Affiliate of any member of the Group, to the best of our knowledge, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and, to the best of our knowledge, the Company and the other members of the Group have instituted and maintain policies and procedures designed to ensure compliance with applicable laws relating to anti-bribery in the jurisdictions in which the Group conducts its business.

4.6           To the best of our knowledge, the operations of each member of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and other requirements of the money laundering laws of all relevant jurisdictions (collectively, the Money Laundering Laws), and no action, suit, proceeding, investigation or inquiry by or before any authority involving any member of the Group with respect to the Money Laundering Laws is pending or threatened.

4.7           To the best of our knowledge, (A) neither any member of the Group nor any of its directors, officers, employees, Affiliates or agents, nor any person acting on behalf of any of them, is currently subject to any of the Sanctions Laws and Regulations (as used herein, Sanctions Laws and Regulations means (i) any U.S. sanctions related to or administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act or the U.S. Syria Accountability and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto and (iii) any sanctions measures imposed by the United Nations Security Council or European Union); and (B) there have been no transactions or connections between any member of the Group, on the one hand, and any country, territory, person or entity subject to sanctions under any of the Sanctions Laws and Regulations or any person or entity in those countries or territories or which performs contracts in support of projects in or for the benefit of those countries or territories, on the other hand.

5.             Contractual Matters

5.1           No Group Company is a party to any agreement or arrangement:

(a)                                  which requires, or confers any right to require, the allotment or issue of any shares, debentures or other securities of any Group Company now or at any future time; or

(b)                                 which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement.

5.2           To the best of our knowledge, no Group Company is a party to any agreement or arrangement which was entered into not in the ordinary course of business or not on arm’s length commercial terms;

5.3           To the best of our knowledge, no Group Company is in material default under any agreement or arrangement to which it is a party and which will result in a Material Adverse Change.

6.             Assets

6.1           To the best of our knowledge, each Group Company has valid, good and marketable title to all real properties and buildings that it purports to own (including valid land use rights) and valid and good title to all personal properties and assets that it purports to own, free from all third party rights.

6.2           To the best of our knowledge, each real property or building or personal property or asset held under lease by any Group Company is held by it under a lease which is in full force and effect and which is legal, valid, binding and enforceable in accordance with its terms.  To the best of our knowledge, no material default by any Group Company has occurred and is continuing or is likely to occur under any of such leases.

7.             Intellectual Property Rights

7.1           The Group owns all of the rights and interests in and has title to, or has validly licensed to it, all of the registered and material unregistered Intellectual Property Rights owned or used by any Group Company (the Business IP).  The Business IP comprises all the intellectual property rights required to carry on the Group’s businesses as they are currently carried on. None of the Business IP is subject to any security interest, mortgage or lien or will be lost or rendered liable to termination by virtue of the Offer.  The licences of intellectual property rights granted to, and by, any Group Company are legal, valid, binding and enforceable in accordance with its terms, and the parties to them have complied with the terms of each licence in all material respects; and none of the parties to them is in default and there are no grounds on which they might be terminated.

7.2           To the best of our knowledge, none of the operations of any Group Company has since 9 October 2009 infringed or is infringing or is likely to infringe the Intellectual Property Rights of a third party, and none of the Group Company has received notice of a claim by a third party to the contrary.  To the best of our knowledge, no third party has since 9 October 2009 infringed or is infringing or is likely to infringe the Intellectual Property Rights owned by any Group Company.

7.3           Intellectual Property Rights means all patents, utility models, rights in inventions; trade marks, service marks, rights in logos, trade names, get-up and other trading insignia; copyrights (including rights in computer software); domain names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), information, proprietary rights and processes or other confidential information.

8.             Litigation and Investigations

8.1           Except as claimant in the collection of debts arising in the ordinary course of business, no Group Company is a claimant or defendant in or otherwise a party to any material litigation, arbitration or administrative proceedings (including any proceedings before any tribunal), which are in progress, threatened or pending by or against or concerning it or any of its assets.  In this paragraph 9.1, material refers to proceedings which could have a cost, benefit or value to the Group of US$50,000 or more. To the best of our knowledge, there are no circumstances which are likely to give rise to any such proceedings.

8.2           To the best of our knowledge, no governmental, administrative, regulatory or other official investigation or inquiry concerning any Group Company is in progress or pending and, to the best of our knowledge, there are no circumstances likely to lead to any such investigation or inquiry. For the purpose of this paragraph 8.2, the expression to the best of our knowledge shall be deemed to also include the knowledge of any director, officer and general manager and any other employee of the Group who has primary responsibility for the matters referred to in the preceding sentence.

9.             Directors’ Remuneration

9.1           The total remuneration and other amounts payable by the Group to the directors of the Company, whether in their capacity as directors of the Group or as employees of the Group have been fully disclosed in the file named “2.6.2 ERA Board & Management details Oct 2011.xls” in the folder “” in the Data Room .

ATTACHMENT

DUE DILIGENCE DISK(S)

Provided by Earth on 9 November 2011